Exhibit 99

Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com
n e w s r e l e a s e

FOR MORE INFORMATION, CONTACT: Regina Nethery Humana Investor Relations (502) 580-3644 Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
TNoland@humana.com

Humana Completes Acquisition of

UnitedHealth Group’s Individual Medicare

Advantage Business in Las Vegas

LOUISVILLE, Ky. – May 1, 2008 – Humana Inc. (NYSE: HUM) today announced it has completed the purchase of the Medicare Advantage contract and related assets associated with the Las Vegas, Nevada individual SecureHorizons Medicare Advantage HMO business of UnitedHealth Group (NYSE: UNH). The transaction had previously been approved by the Department of Justice and received final regulatory approvals from the Centers for Medicare and Medicaid Services, the Nevada Division of Insurance and the Kentucky Office of Insurance.

The transaction increases Humana’s Medicare Advantage HMO membership by approximately 26,700 with members primarily residing in Clark and Nye counties in Nevada. Nearly 70 percent of Nevada’s Medicare eligible recipients are located in these two counties.

Humana and UnitedHealth Group have been working to ensure a seamless transition of this Medicare business and have begun communications to affected members. Humana and UnitedHealth Group emphasized that members will continue to see the same health care providers and receive the same benefits they currently have, and there will be no interruption in their health care coverage.

“These new members gain access to a broad array of Humana’s innovative, healthy lifestyle programs and industry-leading consumer tools,” said Rob Hitchcock, Vice President, Western Division for Humana. “We welcome them and look forward to servicing their health care needs through actionable information and guidance.”

As previously disclosed, the transaction price of approximately $185 million in cash consideration is expected to be financed through a combination of cash and debt. Humana further commented that the transaction is not expected to significantly impact its guidance for 2008 diluted earnings per common share.

Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com
n e w s r e l e a s e

Humana Cautionary Statement

This news release contains statements that are forward-looking. The forward-looking statements herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the company’s Form 10-K for the year ended December 31, 2007, Form 10-Q for the quarter ended March 31, 2008 and Form 8-Ks for 2008, as filed with the Securities and Exchange Commission.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 11.4 million medical members. Humana is a full-service benefits solutions company, offering a wide array of health and supplemental benefit plans for employer groups, government programs and individuals.

Over its 47-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders

•	Securities and Exchange Commission filings

•	Most recent investor conference presentations

•	Quarterly earnings news releases

•	Replay of most recent earnings release conference calls

•	Calendar of events (includes upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors)

•	Corporate Governance information

About UnitedHealth Group

UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minnesota, UnitedHealth Group offers a broad spectrum of products and services through seven operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, OptumHealth, Ingenix, and Prescription Solutions. Through its family of businesses, UnitedHealth Group serves more than 70 million individuals nationwide.

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